Exhibit 99.906CERT

certification

Brian Curley, Principal Executive Officer, and Richard Gleason, Principal Financial Officer of the Centerstone Investors Fund (series of the Northern Lights Fund Trust III (the “Registrant”), each certify to the best of his/her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2025, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer Northern Lights Fund Trust III	Principal Financial Officer Northern Lights Fund Trust III

/s/ Brian Curley	/s/ Richard Gleason
Brian Curley	Richard Gleason

Date:	12/5/2025	Date:	12/5/2025

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.